UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2024

OPEN LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. MoPac Expressway

Suite 450

Austin, Texas 78746

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 512-892-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On March 22, 2024, Keith A. Jezek, the Chief Executive Officer of Open Lending Corporation (the “Company”), terminated employment with the Company and resigned from the Board of Directors of the Company (the “Board”), effective as of March 22, 2024. The Board has appointed Charles D. Jehl to serve as the Interim Chief Executive Officer of the Company and the Chief Operating Officer of the Company, in addition to serving as Chief Financial Officer and Treasurer of the Company, effective as of March 22, 2024 (the “Transition Date”).

Charles D. Jehl, 55, has served as the Chief Financial Officer of the Company since August 2020, and prior to that, Mr. Jehl served as a consultant to the Company since April 2020. Prior to the Company, Mr. Jehl spent 14 years at Forestar Group Inc., NYSE-listed company (“Forestar”), in a variety of executive leadership roles including Chief Financial Officer and Treasurer from 2015 through 2019 and Chief Accounting Officer from 2005 through 2013. Prior to Forestar, he held various leadership roles at Guaranty Insurance Services Inc. from 2000 through 2005, including Chief Operations Officer and Chief Financial Officer. Mr. Jehl holds a Bachelor of Arts degree in Accounting from Concordia University at Austin.

Mr. Jehl does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into its standard form of officer indemnification agreement with Mr. Jehl, the form of which is filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on June 15, 2020.

On March 25, 2024, the Company issued a press release in connection with the foregoing transitions. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Separation Agreement with Mr. Jezek

In connection with Mr. Jezek’s termination of employment from the Company and resignation from the Board, on March 22, 2024, the Company and Mr. Jezek entered into a separation and release agreement (the “Separation Agreement”). The Separation Agreement provides Mr. Jezek with the severance benefits under Section 4(c) of the Jezek Employment Agreement as if his employment would have been terminated by the Company without cause under Section 3(d) of his Employment Agreement, subject to his execution and nonrevocation of a release of claims in favor of the Company and his continued compliance with certain restrictive covenant provisions. The Separation Agreement further provides Mr. Jezek with the compensation that he would have received from the Company within the thirty days following the date of his termination of employment as payments in lieu of notice under the Jezek Employment Agreement. The Jezek Employment Agreement was previously filed by the Company as Exhibit 10.1 to the Form 8-K filed on October 6, 2022.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Employment Agreement with Mr. Jehl

In connection with Mr. Jehl’s appointment, on March 22, 2024, the Company and Mr. Jehl entered into an amendment (the “Second Amendment”) to his employment agreement dated August 28, 2020, as amended (the “Jehl Employment Agreement”). Pursuant to the Second Amendment, Mr. Jehl will serve as the Chief Financial Officer, Treasurer and Chief Operating Officer of the Company and during a transition period, will serve as the Interim Chief Executive Officer of the Company, effective as of the Transition Date.

In consideration of his assumption of additional services, the Second Amendment provides for the following compensation adjustments effective as of March 22, 2024 (i) an annual base salary of $500,000, (ii) a short-term incentive target opportunity of 100% of his base salary, (iii) an annual long-term incentive target opportunity of $2,000,000, (iv) a one-time award of restricted stock units with a grant date value of $2,000,000, which will vest ratably over four (4) years from the grant date and will be subject to the terms and conditions of the 2020 Stock Option and Incentive Plan and applicable award agreement, provided that the restricted stock units will accelerate and vest upon Mr. Jehl’s termination of employment by the Company without cause, his resignation for good reason, or upon his death or disability and (v) a cash transition bonus of $500,000, payable within ten (10) days of the effective date of the Second Amendment. The cash transition bonus will be subject to repayment if Mr. Jehl’s employment with the Company is terminated due to his resignation or by the Company with Cause within the twelve (12) month period following the effective date of the Second Amendment. The repayment obligation will lapse upon the earlier of (w) the twelve (12) month anniversary of the effective date of the Second Amendment, (x) Mr. Jehl’s termination of employment by the Company without cause, (y) Mr. Jehl’s death or disability or (z) on or following change in control of the Company, Mr. Jehl’s resignation for good reason.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the text of the Second Amendment, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement by and between the Company and Keith Jezek, dated March 22, 2024.

10.2	Second Amendment to Employment Agreement by and between the Company and Charles D. Jehl, dated March 22, 2024.

99.1	Press Release issued by the Company on March 25, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Charles D. Jehl
Name:	Charles D. Jehl
Title:	Chief Financial Officer, Chief Operating Officer and Interim Chief Executive Officer

Date: March 25, 2024